UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 18, 2007

Intrepid Global Imaging 3D, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

Wilson W. (Bill) Hendricks III, Chief Executive Officer / Chief Financial Officer

224 Mill View Way, Ponte Vedra Beach, Florida, 32082-4389
(Address of principal executive offices)

     (904) 686- 4056
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 18, 2007, the shareholders appointed Wilson W. (Bill) Hendricks III as adirector and the Company’s chief executive officer and chief financial officer. The appointment of Mr. Hendricks as the Company’s chief executive officer and chief financial officer was not based on any prior understanding or arrangement.

Wilson W. (Bill) Hendricks III, now joining Intrepid Global Imaging 3D, Inc., brings a wealth of experience with both small and large cap, domestic and international companies. Mr. Hendricks was a Director with Bearingpoint, Inc. (formerly KPMG Consulting) where he was a member of BearingPoint's Communications and Content practice. Mr. Hendricks was a founding member of KPMG Consulting's wireless group. As a Director with KPMG Consulting's Asia Pacific Region, Mr. Hendricks was responsible for establishing the regions communications practice. Mr. Hendricks most recent Bearingpoint assignment was as Operations Director for the Department of Homeland Security/Transportation Security Authorities TWIC Program.

The industries in which Mr. Hendricks has specific experience include Wireline Telecommunications, Wireless Communications, Satellite Communications, Financial Services, Hi-Tech, and Government Services. His clients included the following Domestic and International Corporations and Government institutions: Verizon, Bell, South, SBC/Ameritech, Korea Telecom, HNS, Orange PCCW

Virgin Wireless, Telstra, Bank of China, CESEC, Plessy, PLC, AT&T, Dept Homeland Security, China Unicom, Transportation Security Authority, China Mobile, China Telecom

Effective May 18, 2007, the shareholders appointed Ryan Hamouth as the Company’s chief operating officer. The appointment of Mr. Hamouth as the Company’s chief operating officer was not based on any prior understanding or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intrepid Global Imaging 3D, Inc.

By: /s/ Wilson W. (Bill) Hendricks III	May 22, 2007

Name: Wilson W. (Bill) Hendricks III

Title: Chief Executive Officer / Chief Financial Officer